                                                                      Exhibit 21

                           SUBSIDIARIES OF TETRA TECH, INC.


HSI GeoTrans, Inc., a Virginia corporation
Simons, Li & Associates, Inc. a Colorado corporation
Tetra Tech EM Inc., a Delaware corporation
KCM, Inc., a Washington corporation
Tetra Tech Technical Services, Inc., a Delaware corporation
IWA Engineers, a California corporation
FLO Engineering, Inc., a Colorado corporation
SCM Consultants, Inc., a Washington corporation
Whalen & Company, Inc., a Delaware corporation
Whalen Service Corps Inc., a Delaware corporation
CommSite Development Corporation, a California corporation
C.D.C. Engineering, Inc., a California corporation
McNamee, Porter & Seeley, Inc., a Delaware corporation
Tetra Tech Canada Ltd., a Province of Ontario, Canada corporation (dba Sentrex Communications Company)
IWA Services, Inc., a California corporation
Integration Technologies, Inc., a Delaware corporation

All of such subsidiaries, other than Tetra Tech Canada Ltd., are wholly-owned by Tetra Tech, Inc.